Exhibit 8.1
List of Subsidiaries
1.	MPEL Holdings Limited, incorporated in Cayman Islands

2.	MPEL International Limited, incorporated in Cayman Islands

3.	MPEL Nominee One Limited, incorporated in Cayman Islands

4.	MPEL Investments Limited, incorporated in Cayman Islands

5.	MPEL Nominee Three Limited, incorporated in Cayman Islands

6.	MPEL Nominee Two Limited, incorporated in Cayman Islands

7.	Melco Crown Gaming (Macau) Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

8.	Melco Crown (COD) Hotels Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

9.	Melco Crown (COD) Developments Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

10.	Melco Crown (CM) Hotel Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

11.	Melco Crown (CM) Developments Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

12.	Melco Crown (Macau Peninsula) Hotel Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

13.	Melco Crown (Macau Peninsula) Developments Limited, incorporated in Macau Special Administrative Region of the People’s Republic of China

14.	MPEL (Macau Peninsula) Limited, incorporated in British Virgin Islands